First Quarter 2019 Earnings Call April 26, 2019 Supplemental information

Forward-looking statements The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, a potential settlement of the pending DOJ investigation, capital expenditures, acquisition and other development activities, cyber security, dividend strategies, repurchases of securities, effective tax rates, financial performance, financial assumptions, business model, balance sheet and cash flow plans, disintermediation, and shareholder value-enhancing transactions. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated April 25, 2019 (the “Q1 Earnings Release Form 8-K”), the Form 10-K for the year ended Dec. 31, 2018, the Form 10-Q for the quarter ended March 31, 2019, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q1 Earnings Release Form 8-K, to which the following presentation is attached as Exhibit 99.2, provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Encompass Health 2

Table of contents Q1 2019 Summary ................................................................................................... 4-5 Clinical collaboration rate ......................................................................................... 6 Inpatient rehabilitation segment ................................................................................. 7-8 Home health & hospice segment.................................................................................. 9-10 Consolidated Adjusted EBITDA..................................................................................... 11 Earnings per share................................................................................................... 12-13 Adjusted free cash flow ............................................................................................ 14 Guidance.............................................................................................................. 15-16 Free cash flow assumptions and uses............................................................................. 17-18 Overview of rollover shares and SARs ............................................................................ 19 Appendix Map of locations ..................................................................................................... 21 Rebranding and name change ..................................................................................... 22 Expansion activity ................................................................................................... 23 Pre-payment claims denials - inpatient rehabilitation segment ............................................. 24 Business outlook ..................................................................................................... 25-27 Debt schedule and maturity profile .............................................................................. 28-29 New-store/same-store growth..................................................................................... 30-31 Payment sources (percent of revenues) ......................................................................... 32 Inpatient rehabilitation operational and labor metrics ....................................................... 33 Home health & hospice operational metrics .................................................................... 34 Share information ................................................................................................... 35 Segment operating results ......................................................................................... 36-37 Reconciliations to GAAP ............................................................................................ 38-44 End notes ............................................................................................................. 45-46 Encompass Health 3

Q1 2019 summary

($millions)	Q1 2019	Q1 2018	Growth Dollars	Growth Percent
Encompass Health Consolidated				
Net operating revenues	$ 1,124.0	$ 1,046.0	$ 78.0	7.5%
Adjusted EBITDA	$ 242.9	$ 223.3	$ 19.6	8.8%
Inpatient Rehabilitation Segment				
Net operating revenues	$ 870.1	$ 840.3	$ 29.8	3.5%
Adjusted EBITDA	$ 230.0	$ 223.8	$ 6.2	2.8%
Home Health and Hospice Segment				
Net operating revenues	$ 253.9	$ 205.7	$ 48.2	23.4%
Adjusted EBITDA	$ 46.3	$ 33.5	$ 12.8	38.2%

Major takeaways:

- Strong revenue growth
  - Inpatient rehabilitation segment
    - ✓ Discharge growth of 1.1%; same store = (0.2%)
      - Same-store growth in Q1 2019 was negatively impacted by ~20 basis points due to the ongoing effects of Hurricane Michael on operations in the Panama City, Florida market.
      - Same-store growth was 4.8% in Q1 2018, with a severe influenza season (~100 to 200 basis points) and the timing of discharges around Easter and Passover (~50 basis points) contributing to that discharge growth.
    - ✓ Net revenue per discharge increase of 2.6%
  - Home health and hospice segment
    - ✓ Admissions growth of 12.1%; same store = 6.4%
      - New-store admission growth included the acquisition of Camellia Healthcare which closed on on May 1, 2018.
    - ✓ Revenue per episode increase of 4.2% (Q1 2018 was negatively impacted by an approximate $4 million ZPIC reserve)
- Consolidated Adjusted EBITDA increased 8.8% to $242.9 million.
- Adjusted EPS of $1.04 per diluted share increased 11.8% - see pages 12 and 13.
- Adjusted free cash flow of $127.8 million - see page 14.

Encompass Health

Reconciliations to GAAP provided on pages 38-44.

4

Q1 2019 summary (cont.)

Expansion activity (see page 23)

- Signed definitive agreement to acquire Alacare Home Health and Hospice
  - ✓ 23 home health locations and 23 hospice locations in Alabama
  - ✓ $217.5 million cash purchase price expected to be funded with cash on hand and borrowings under revolving credit facility
  - ✓ Adds three new overlap markets
  - ✓ Income tax benefit with an estimated present value of ~$30 million
  - ✓ Expected to close in June 2019
- Announced plans to build a new 40-bed inpatient rehabilitation hospital in Coralville, Iowa
- Added two home health locations in Rhode Island and Massachusetts and one hospice location in Texas

Balance sheet

- Leverage ratio of 2.8x at end of first quarter
- Adopted new lease accounting standard which resulted in a gross-up of assets and corresponding liabilities of ~$350 million, including ~$55 million categorized as debt (finance lease obligations)

Shareholder distributions

- Repurchased 219,708 shares of common stock for ~$13 million[(1)]
- Paid ~$13 million in cash to satisfy the exercise of home health and hospice SARs (see page 19)
- Paid quarterly cash dividend of $0.27 per share in January 2019
- Declared a $0.27 per share quarterly cash dividend in February 2019 (paid in April 2019)

Encompass Health
Refer to pages 45-46 for end notes.
5

The Company continues to improve the patient experience and outcomes through integrated care delivery.

Inpatient rehabilitation-home health clinical collaboration (all payors) overlap markets*

- As of March 31, 2019, Encompass Health had 81 overlap markets.*
- The clinical collaboration rate with Encompass Health's inpatient rehabilitation hospitals increased 250 basis points in Q1 2019 compared to Q1 2018.
- The clinical collaboration rate objective is 40% in the near term.
- The objectives of clinical collaboration are to improve the patient experience and outcomes and to reduce the total cost of care across a post-acute episode.
  - Coordination between our IRFs and home health teams is resulting in lower discharges to skilled nursing facilities, higher discharges to home and improved patient satisfaction.



33.5%
Collaboration rate
36.0%
Collaboration rate
5,409
5,830
10,726
10,348
Q1 2018
Q1 2019
Encompass Health IRF discharges to:
Encompass Health home health
Non-Encompass Health home health

* Overlap markets have an Encompass Health IRF and an Encompass Health home health location within an approximate 30-mile radius, excluding markets that have home health licensure barriers. Overlap markets are open for 12 months before inclusion in the clinical collaboration rate.

Encompass Health 6

Inpatient rehabilitation segment - revenue

($millions)	Q1 2019	Q1 2018	Favorable/ (Unfavorable)
Net operating revenues:			
Inpatient	$ 847.6	$ 817.1	3.7%
Outpatient and other	22.5	23.2	(3.0%)
Total segment revenue	**$ 870.1**	**$ 840.3**	3.5%
(Actual Amounts)			
Discharges	45,609	45,108	1.1%
Same-store discharge growth			(0.2%)
Net patient revenue per discharge	$ 18,584	$ 18,114	2.6%
Revenue reserves as a percent of revenue	1.4%	1.1%	(30 basis points)

- **Revenue growth was driven by volume and pricing growth.**
  - **New-store discharge growth resulted from joint ventures in Murrells Inlet, SC (September 2018) and Winston-Salem, NC (October 2018) and wholly owned hospitals in Shelby County, AL (April 2018) and Bluffton, SC (June 2018).**
  - **Same-store discharge growth in Q1 2019 was negatively impacted by ~20 basis points due to the ongoing effects of Hurricane Michael on operations in the Panama City, Florida market.**
  - **Same-store growth was 4.8% in Q1 2018, with a severe influenza season (~100 to 200 basis points) and the timing of discharges around Easter and Passover (~50 basis points) contributing to that growth.**
  - **Growth in net patient revenue per discharge primarily resulted from an increase in reimbursement rates from all payors and improvements in discharge destination.**
- **Revenue reserves as a percent of revenue increased 30 basis points to 1.4%. Q1 2018 revenue reserves as a percent of revenue was lower primarily due to the recoupment of previously denied claims (see page 24).**

Encompass Health 7

Inpatient rehabilitation segment - Adjusted EBITDA Q1 Q1 % of % of ($millions) 2019 Revenue 2018 Revenue Net operating revenues $ 870.1 $ 840.3 u Segment Adjusted EBITDA for Operating expenses: the quarter of $230.0 Salaries and benefits (445.0) 51.1% (424.2) 50.5% million. • The increase in salaries and (a) benefits as a percent of Other operating expenses (127.6) 14.7% (122.9) 14.6% revenue was lower than the Supplies (35.6) 4.1% (35.9) 4.3% expected range. Occupancy costs (15.8) 1.8% (15.5) 1.8% • The decrease in supplies as a Hospital operating expenses (179.0) 20.6% (174.3) 20.7% percent of revenue was Other income(b) 2.8 0.5 primarily attributable to increased utilization of Equity in nonconsolidated affiliates 2.1 2.0 generic pharmaceuticals. Noncontrolling interests (21.0) (20.5) Segment Adjusted EBITDA $ 230.0 $ 223.8 Percent change 2.8% In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 1.1 $ 0.8 (b) Change in fair market value of equity securities $ (0.9) $ 0.6 Encompass Health Reconciliations to GAAP provided on pages 38-44 8

Home health and hospice segment - revenue Q1 Q1 Favorable/ ($millions) 2019 2018 (Unfavorable) Net operating revenues: Home health revenue $ 219.5 $ 185.3 18.5% Hospice revenue 34.4 20.4 68.6% Total segment revenue $ 253.9 $ 205.7 23.4% Home Health Metrics (Actual Amounts) Admissions 37,944 33,855 12.1% Same-store admissions growth 6.4% Episodes 63,626 56,658 12.3% Same-store episode growth 5.4% Revenue per episode $ 3,057 $ 2,934 4.2% u Revenue growth was driven by volume and pricing growth. Ÿ New-store admissions growth included the acquisition of Camellia Healthcare which closed on May 1, 2018. u The increase in revenue per episode primarily resulted from a Medicare reimbursement rate increase, receipt of an approximate $1 million Bundled Payments for Care Improvement reconciliation payment in Q1 2019, and changes in patient mix. Ÿ Revenue per episode in Q1 2018 was negatively impacted by an approximate $4 million reserve for a Zone Program Integrity Contractor audit. u Hospice revenue increased primarily due to acquisitions and same-store admissions growth of 13.7%. Encompass Health 9

Home health and hospice segment - Adjusted EBITDA Q1 Q1 % of % of ($millions) 2019 Revenue 2018 Revenue u Segment Adjusted EBITDA Net operating revenues $ 253.9 $ 205.7 for the quarter increased 38.2% to $46.3 million. Ÿ Included the acquisition of Cost of services (116.5) 45.9% (98.6) 47.9% Camellia Healthcare which Support and overhead costs(a) (88.8) 35.0% (72.0) 35.0% closed on May 1, 2018 Operating expenses (205.3) 80.9% (170.6) 82.9% Ÿ All expense ratios were positively impacted by the Equity in net income of nonconsolidated affiliates 0.4 0.3 increase in revenue per Noncontrolling interests(b) (2.7) (1.9) episode (see page 9). Ÿ Segment Adjusted EBITDA $ 46.3 $ 33.5 Cost of services as a percent of revenue Percent change 38.2% decreased primarily due to improvements in caregiver optimization and In arriving at Adjusted EBITDA, the following were excluded: productivity in home (a) Payroll taxes on SARs exercise $ 0.2 $ — health and increased scale (b) SARs mark-to-market impact on noncontrolling and efficiencies in hospice. interests (see page 19) $ (0.8) $ (1.0) Encompass Health Reconciliations to GAAP provided on pages 38-44 10

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA for the quarter of $242.9 million

- General and administrative expenses decreased as a percent of consolidated revenue primarily due to expenses associated with the Company's rebranding and name change in 2018 and operating leverage resulting from revenue growth.

($millions)		Q1 2019	% of Consolidated Revenue		Q1 2018	% of Consolidated Revenue
Inpatient rehabilitation segment Adjusted EBITDA	$	230.0		$	223.8	
Home health and hospice segment Adjusted EBITDA		46.3			33.5	
General and administrative expenses*		(33.4)	3.0%		(34.0)	3.3%
Consolidated Adjusted EBITDA	$	242.9		$	223.3	
Percentage change		8.8%				

General and Administrative Expenses Associated with Rebranding and Name Change

($millions)		Q1	Q2	Q3	Q4		Year to Date
2019	$	0.8	TBD	TBD	TBD	$	0.8
2018		3.6	2.8	1.9	2.6		10.9
2017		0.5	1.7	1.5	2.5		6.2

See rebranding and name change information on page 22.

* General and administrative expenses in the above table exclude stock compensation of $19.4 million and $26.1 million for the first quarter of 2019 and 2018, respectively, as well as $0.6 million and $1.0 million in transactions costs for the first quarter of 2019 and 2018, respectively.

Reconciliations to GAAP provided on pages 38-44

Encompass Health 11

Earnings per share - as reported Q1 (In Millions, Except Per Share Data) 2019 2018 Consolidated Adjusted EBITDA $ 242.9 $ 223.3 u The increase in EPS for Q1 2019 resulted Depreciation and amortization (52.5) (45.9) primarily from increased Adjusted EBITDA Interest expense and amortization of debt discounts and fees (37.2) (35.6) and a lower effective tax rate resulting Stock-based compensation expense (19.4) (26.1) from windfall tax benefits related to Noncash loss on disposal of assets (1.1) (0.8) vesting of share-based compensation. 132.7 114.9 u Higher depreciation and amortization Certain items non-indicative of ongoing operating resulted from capital investments. performance: u Stock-based compensation decreased due Transaction costs (0.6) (1.0) to fewer SARs outstanding at March 31, SARs mark-to-market impact on noncontrolling interests (see page 19) 0.8 1.0 2019 (see page 19) and a smaller increase Change in fair market value of equity securities 0.9 (0.6) in the public peer multiple in the first Payroll taxes on SARs exercise (0.2) — quarter of 2019 compared to the first Pre-tax income 133.6 114.3 quarter of 2018. Income tax expense (30.8) (30.0) Income from continuing operations* $ 102.8 $ 84.3 Diluted shares (see page 35) 99.7 99.4 Diluted earnings per share* $ 1.04 $ 0.85 Encompass Health * Earnings per share are determined using income from continuing operations attributable to Encompass Health. 12

Adjusted earnings per share(2) Q1 2019 2018 Earnings per share, as reported $ 1.04 $ 0.85 Adjustments, net of tax: Mark-to-market adjustment for stock appreciation rights (see page 19) 0.06 0.08 Transaction costs — 0.01 Income tax adjustments (0.05) — Change in fair market value of equity securities (0.01) — Adjusted earnings per share* $ 1.04 $ 0.93 Adjusted earnings per share removes from the GAAP earnings per share calculation the impact of items the Company believes are non-indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 43-44. Encompass Health 13 Refer to pages 45-46 for end notes.

2019 Adjusted free cash flow(3)



$170.2
$19.6
($65.5)
($1.6)
($1.4)
$6.5
$127.8
Adjusted free cash flow 3 Mos. 2018
Adjusted EBITDA
Working capital and other
Cash interest payments
Cash tax payments, net of refunds
Maintenance capital expenditures
Adjusted free cash flow 3 Mos. 2019

- Adjusted free cash flow decreased from Q1 2018 to Q1 2019 as increased Adjusted EBITDA and lower maintenance capital expenditures were offset by an increase in working capital.
  - Increased working capital primarily resulted from:
    - ✓ higher accounts receivable
      - Accounts receivable in Q1 2018 was reduced by the recoupment of previously denied claims (see page 24).
    - ✓ lower accrued expenses
      - Payroll-related liabilities in Q1 2019 were reduced by the timing of payroll cycles.
  - Maintenance capital expenditures in Q1 2018 included ~$9 million of leasehold improvements and furnishings associated with the build-out of the new home office location (began occupancy on April 2, 2018).

Encompass Health

Reconciliations to GAAP provided on pages 38-44
Refer to pages 45-46 for end notes.

14

Guidance - reiterated as of April 26, 2019 2018 2019 Actuals Guidance Net operating revenues Net operating revenues $4,277.3 million $4,500 million to $4,600 million Adjusted EBITDA(4) Adjusted EBITDA(4) $901 million $925 million to $945 million Adjusted earnings per share Adjusted earnings per share from continuing operations from continuing operations attributable to Encompass attributable to Encompass Health(2) Health(2) $3.63 $3.71 to $3.85 2019 guidance does not include the Company's pending acquisition of Alacare Home Health and Hospice which is expected to close in June 2019. Encompass Health Refer to pages 45-46 for end notes. 15

2019 Guidance considerations

Inpatient rehabilitation

- Estimated 1.2% increase in Medicare pricing for Q1 through Q3; estimated 0% to (0.25)% reimbursement rate change for Q4 (see page 26)
- Salary increase of approx. 3.0%; benefits increase of approx. 6.0% to 8.0%
- Revenue reserve of 1.4% to 1.6% of net operating revenues
- Administrative costs related to transition to CARE Tool payment system

Home health and hospice

- Estimated 1.5% net Medicare pricing increase for CY 2019 (see page 26)
- Salary increase of approx. 3.0%; benefits increase of approx. 6.0% to 8.0%
- Inclusive of ~$50 million of home health and hospice acquisitions in 2019, excluding the Alacare transaction which is expected to close in June 2019
- Administrative costs related to the Review Choice Demonstration program and preparation for PDGM

Consolidated

- Investments of $3 million to $5 million in strategic initiatives, including post-acute solutions
- Ongoing effects of Hurricane Michael on operations in the Panama City, Florida market
- Diluted share count of ~100 million shares
- Tax rate of ~27%
- Adoption of new lease accounting standard resulted in a gross-up of assets and corresponding liabilities of ~$350 million and will not have a material impact on our income statement or statement of cash flows.

Encompass Health 16

Adjusted free cash flow(3) assumptions 3 Months 3 Months Certain cash flow items 2019 2018 2019 2018 (millions) Actual Actual Assumptions Actual Cash interest payments (net of amortization of debt discounts $36.2 $34.6 $145 to $155 $143.3 and fees) Cash payments for income taxes, $2.9 $1.5 $110 to $130 $114.8 net of refunds Working capital and other $46.4 $(19.1) $30 to $50 $(48.1) Maintenance CAPEX $29.6 $36.1 $160 to $170 $152.9 Adjusted free cash flow $127.8 $170.2 $420 to $500 $538.1 Encompass Health Reconciliations to GAAP provided on pages 38-44; Refer to pages 45-46 for end notes. 17

Uses of free cash flow

		3 Months 2019 Actuals	2019 Assumptions	2018 Actuals
Growth in core business	IRF bed expansions	$8.2	$40 to $50	$22.3
	New IRFs			
	- De novos	23.7	85 to 115	76.4
	- Acquisitions	—	opportunistic	—
	- Replacement IRFs and other	13.4	90 to 110	24.5
	Home health and hospice acquisitions			
	- Alacare Home Health and Hospice	—	217.5	—
	- Camellia Healthcare	—	—	131.4
	- All other	13.7	~50	12.5
		$59.0	$482 to $543, excluding IRF acquisitions	$267.1
Debt reduction	Debt (borrowings) redemptions, net	$(44.7)	$ opportunistic	$63.3
Shareholder distributions	Cash dividends on common stock[5]	28.3	~$108	100.8
	Purchase of Home Health Holdings rollover shares and exercise of SARs (see page 19)	13.4	TBD	69.4
	Common stock repurchases*	11.0	opportunistic	—
		$8.0	$TBD	$233.5

Quarterly cash dividend currently set at $0.27 per common share[5]

~$237 million authorization as of March 31, 2019[1]

* The difference between the $13 million repurchase amount on page 5 and the $11 million cash repurchases noted above is due to the timing of transaction settlement.

See the debt schedule on page 28. Refer to pages 45-46 for end notes.

Encompass Health 18

Overview of rollover shares and SARs held by members of the home health and hospice management team

Background

In connection with the 2014 acquisition of Encompass Home Health and Hospice:

- Certain members of that management team rolled a portion of their pre-acquisition equity into the post-acquisition entity ("Home Health Holdings") resulting in a 16.7% ownership interest (the "Rollover Shares").
- The Company also granted stock appreciation rights ("SARs") based on the fair value of the common stock of Home Health Holdings to certain members of that management team. Half of the SARs vested on Jan. 1, 2019, and the other half vest on Jan. 1, 2020. Once vested, they are exercisable until they expire on Dec. 31, 2024 or in connection with termination of employment.
- Home Health Holdings was capitalized with a promissory note to the parent company totaling ~ $385 million (equal to 5.5x the segment's 2014 EBITDA). This was done to provide the opportunity for leveraged returns on the equity, thereby mimicking a private equity transaction structure.
- To the extent Home Health Holdings needs cash (e.g., acquisitions, capex, etc.), such amounts are added to the principal amount of the note(s). Cash generated from the operations of Home Health Holdings may be used to pay interest and principal on the note(s).


Home Health Holdings
Original Rollover Shares 16.7%

Options	**Holder** – The right (but not the obligation) to sell for cash up to 1/3 of the Rollover Shares to the parent after 1/1/18; 2/3 after 1/1/19; and all outstanding Rollover Shares after 1/1/20
	Company – The right (but not the obligation) to purchase for cash all or any portion of the Rollover Shares after 1/1/20 upon 20 days prior written notice
Valuation	Fair value of the Rollover Shares and SARs is determined using the product of Home Health Holdings' EBITDA for the trailing 12-month period and a median market price multiple based on a basket of public home health companies and recent transactions, less the current balance of the intracompany note(s) to the parent.
	As of March 31, 2019, the value of the Rollover Shares was ~$245 million and the value of the SARs was ~$86 million.
Activity	In February 2018, each management investor exercised their rights to sell 1/3 of their Rollover Shares to EHC, representing ~5.6% of the outstanding common shares of Home Health Holdings. EHC settled the acquisition of those shares upon payment of ~$65 million, which decreased the ownership interest of the Rollover Shares to ~11.1%.
	In the first quarter of 2019, certain members of the management team exercised a portion of their vested SARs for cash proceeds of ~$13 million.

Encompass Health 19

Appendix

Encompass Health | a leading provider of inpatient rehabilitation and home-based care



Market overlap

81 of EHC's IRFs have an EHC home health location within the service area.*

Portfolio as of March 31, 2019

- Inpatient rehabilitation hospitals ("IRFs")
- Home health locations
- Hospice locations
- 6 Future IRFs**

37 States and Puerto Rico | ~41,100 employees

Inpatient rehabilitation - 03/31/19

130	IRFs (45 are joint ventures)
32	States and Puerto Rico
~30,300	Employees
22%	of licensed beds†
30%	of Medicare patients served†
Key statistics - trailing 4 quarters	
180,347	Inpatient discharges
~$3.4	Billion in revenue

Largest owner and operator of IRFs

4th Largest provider of Medicare-certified skilled home health services

Home health and hospice - 03/31/19

221	Home health locations
59	Hospice locations
31	States
~10,800	Employees
Key statistics - trailing 4 quarters	
141,485	Home health admissions
8,259	Hospice admissions
~$979	Million in revenue

* Excluding markets that have home health licensure barriers ** Previously announced under development † Based on 2017 data
Note: One of the 130 IRFs and two of the 221 home health locations are nonconsolidated. These locations are accounted for using the equity method of accounting.

Encompass Health 21

Rebranding and name change

The Company's rebranding and name change reinforce its existing strategy and position as an integrated provider of inpatient and home-based care.

JULY 2017
Announced planned name change

JAN. 2018
Legally changed name and stock ticker to Encompass Health Corporation (EHC)

APRIL 2018
Phase 1 field asset conversions

JULY 2018
Phase 2 field asset conversions

OCT. 2018
Phase 3 field asset conversions

JAN. 2019
Phase 4 field asset conversions; transition complete

As of Jan. 1, 2019, all of the Company's hospitals and home health and hospice locations have been transitioned to the Encompass Health brand.

	2017	2018	2019	Total
Operating expenses*	~$6 million	~$11 million	~$1 million	~$18 million
Capital expenditures	~$1 million	~$3 million	~$3 million	~$7 million
Total rebranding investment	~$7 million	~$14 million	~$4 million	~$25 million

*Included in corporate general and administrative expenses line item

Encompass Health
22

Expansion activity Inpatient Rehabilitation Facilities Previously announced # of New Beds 6 IRF development 2019 2020 2021 projects underway De novo: 3 1 Murrieta, CA 50 — — New states 2 Katy, TX 40 3 Sioux Falls, SD — 40 — 4 Coralville, IA — 40 — Q1 2019 expansion activity highlights: Joint ventures: u Announced plans to build a new 40-bed inpatient 5 Lubbock, TX 40 — — rehabilitation hospital in Coralville, Iowa 6 Boise, ID 40 — — Bed expansions, net* ~150 ~100 ~100 ~320 ~180 ~100 Home Health and Hospice Locations Q1 2019 expansion activity highlights: # of Locations u Signed definitive agreement to acquire Alacare Home Dec. 31, 2018 278 Health and Hospice Acquisitions 2 ü 23 home health and 23 hospice locations across Opening of new locations 1 Alabama u Merging of locations (1) Acquired two home health locations in Rhode Island March 31, 2019 280 (new state) and Massachusetts u Opened one new hospice location in Texas Encompass Health * Net bed expansions in each year may change due to the timing of certain regulatory approvals and/or construction delays. 23

Pre-payment claims denials - inpatient rehabilitation segment

Background

- For several years prior to 2018, under programs designated as "widespread probes," certain Medicare Administrative Contractors ("MACs") conducted pre-payment claim reviews and denied payment for certain diagnosis codes.
- Encompass Health appeals most denials. On claims it takes to an administrative law judge ("ALJ"), Encompass Health historically has experienced an approximate 70% success rate.
  - MACs identify medical documentation issues as a leading basis for denials.
  - Encompass Health's investment in clinical information systems and its medical services department has further improved its documentation and reduced technical denials.
- By statute, ALJ decisions are due within 90 days of a request for hearing, but appeals are taking years. HHS has implemented rule changes to address the backlog of appeals, but their effect is uncertain.
- In November 2018, a federal court ordered HHS to reduce the backlog in the following increments: a 19% reduction by the end of FY 2019; a 49% reduction by the end of FY 2020; a 75% reduction by the end of FY 2021; and elimination of the backlog by the end of FY 2022.
- All Medicare providers continue to experience delays resulting in a growing backlog.
  - Currently, ALJs are hearing Encompass Health appeals from claims denied up to eight years ago.
- In late 2017, CMS implemented the Targeted Probe and Educate ("TPE") initiative. For more information regarding TPE, see https://www.cms.gov/Research-Statistics-Data-and-Systems/Monitoring-Programs/Medicare-FFS-Compliance-Programs/Medical-Review/Targeted-Probe-and-EducateTPE.html
- Effective February 2018, Palmetto GBA assumed responsibilities for Cahaba's MAC jurisdiction. See announcement from CMS at https://www.cms.gov/Medicare/Medicare-Contracting/Medicare-Administrative-Contractors/Downloads/JurisdictionJAwardFactSheet-09082017.pdf

Encompass Health reserves pre-payment claim denials as a reduction of net operating revenues upon notice from a MAC a claim is under review.

Impact to Income Statement

Period	New Denials	Collections of Previously Denied Claims	Revenue Reserve for New Denials	Update of Reserve for Prior Denials
		(In Millions)		
Q1 2019	$1.6	$(2.5)	$0.5	$–
Q4 2018	4.6	(3.2)	1.4	–
Q3 2018	0.7	(1.3)	0.2	–
Q2 2018	1.8	(2.8)	0.5	–
Q1 2018	3.1	(6.8)	0.9	–
Q4 2017	0.7	(7.8)	0.2	–
Q3 2017	7.4	(6.2)	2.2	–
Q2 2017	16.5	(7.7)	4.9	–
Q1 2017	19.0	(5.9)	5.7	–
Q4 2016	17.8	(4.4)	5.4	0.5
Q3 2016	15.7	(8.5)	4.6	–
Q2 2016	18.7	(4.9)	4.6	–
Q1 2016	22.7	(8.4)	6.0	–

Impact to Balance Sheet

	March 31, 2019	Dec. 31, 2018	Dec. 31, 2017
		(In Millions)	
Pre-payment claims denials	$ 156.1	$ 158.1	$ 164.0
Recorded reserves	(46.8)	(47.4)	(49.2)
Net accounts receivable from pre-payment claims denials	**$ 109.3**	**$ 110.7**	**$ 114.8**

Encompass Health 24

Business outlook: 2019 to 2021 2019 2020 2021 • Enhance clinical collaboration between the Company’s IRFs and home health locations Key • Build stroke market share (https://ehc.news/LifeAfterStroke) operational • Develop and implement post-acute solutions initiatives • Implement changes to reimbursement models in both business segments • Participate in alternative payment models • Same-store IRF growth Core • New-store IRF growth (de novos and acquisitions) growth • Same-store home health and hospice growth • New-store home health and hospice growth (acquisitions and de novos) Expansion of service Ÿ Consider acquisitions of other complementary businesses offerings Strong balance sheet • Maintain real estate ownership strategy and balance sheet flexibility • Quarterly cash dividends on common stock Shareholder distributions • Opportunistic common stock repurchases • Purchases of Home Health Holdings rollover shares and exercises of SARs Encompass Health 25

Business outlook 2019 to 2021: revenue assumptions

Volume (includes new stores)	Inpatient Rehabilitation* 3+% annual discharge growth			Home Health* 10+% annual admission growth		
Medicare Pricing *Amounts are approximations*	Approx. 74% of segment revenue			Approx. 85% of segment revenue		
	FY 2019 Q418-Q319 Final Rule	FY 2020 Q419-Q320(6) Estimate	FY 2021 Q420-Q321 Estimate†	CY 2019 Q119-Q419 Final Rule	CY 2020 Q120-Q420(7)	CY 2021 Q121-Q421 Estimate†
Market basket update	2.9%	3.0%	3.0%	3.0%	1.5%	3.0%
Healthcare reform reduction	(0.75%)	-	-	-	-	-
Legislative changes to the rural add-on program(7)	-	-	-	(0.1%)	(0.2%)	(0.1%)
Change in outlier fixed-dollar loss ratio	-	-	-	0.1%	-	-
Healthcare reform productivity adjustment	(0.8%)	(0.5%)	(0.6%)	(0.8%)	-	(0.6%)
Net market basket update	1.35%	2.5%	2.4%	2.2%	1.3%	2.3%
Change in wage index and other labor adjustments	(0.1%)	(0.1%)	-	-	-	-
Change in CMG relative weights and average length of stay values(6)	(0.1%)	(2.4%) to (2.65%)	-	-	-	-
Change in outlier threshold	(0.0%)	(0.0%)	-	-	-	-
Impact from case mix re-weighting	-	-	-	(0.7%)	-	-
Estimated impact to Encompass Health(8)	1.2%	0% to (0.25)%		1.5%	(3.8%)**	
Medicare Advantage and managed care pricing	Approx. 19% of revenue			Approx. 13% of revenue		
Expected increases	2-4%	1-3%	1-3%	0-2%	0-2%	0-2%

* Outpatient and hospice, which services accounted for 5.0% of total operating revenues for full-year 2018, are not included in the pricing assumptions.
** Estimated PDGM impact of (5.1%) plus 1.3% net market basket update; excludes potential CMS behavioral change reduction. See end note 7 for further details.

† Estimates are based on current CMS and Congressional Budget Office projections which do not include potential changes from legislation or the CMS rule-making process.
Refer to pages 45-46 for end notes.

Encompass Health 26

Business outlook 2019 to 2021: labor and other expense assumptions

Inpatient Rehabilitation

Home Health and Hospice

Salaries and Benefits	2019	2020	2021
Salary increases	2.75-3.25%	2.75-3.25%	2.85-3.35%
Benefit costs increases	6-8%	5-10%	5-10%


Salaries and benefits ~70%
IRF expenses ~30%

% of Salaries and Benefits	
Salaries	~90%
Benefits	~10%


Salaries and benefits ~85%
Other expenses ~15%

IRF Expenses

- Other operating expenses and supply costs tracking with inflation

Home Health and Hospice Expenses

- Other operating expenses and supply costs tracking with inflation

Encompass Health 27

Debt schedule Change in March 31, December 31, Debt vs. ($millions) 2019 2018 YE 2018 Advances under $700 million revolving credit facility, September 2022 - LIBOR +150bps $ 25.0 $ 30.0 $ (5.0) Term loan facility, September 2022 - LIBOR +150bps 276.4 280.1 (3.7) Bonds Payable: 5.125% Senior Notes due 2023 296.8 296.6 0.2 5.75% Senior Notes due 2024 1,194.8 1,194.7 0.1 5.75% Senior Notes due 2025 345.2 345.0 0.2 Other notes payable 20.8 104.2 (83.4) Finance lease obligations 400.1 263.8 136.3 Long-term debt $ 2,559.1 $ 2,514.4 $ 44.7 Debt to Adjusted EBITDA 2.8x 2.8x Encompass Health Reconciliations to GAAP provided on pages 38-44 28

Debt maturity profile - face value As of March 31, 2019* Callable beginning September 2020 ($ in millions) Callable beginning November 2017 $636 Available $1,200 Callable beginning Senior March 2018 Notes 5.75% $25 Drawn + Revolver $39 reserved capacity for LC’s $276 $300 Senior $350 Senior Term Loans Notes 5.125% Notes 5.75% Revolver 2018 2021 2022 2022 2023 2024 2025 No significant debt maturities prior to 2022 * This chart does not include ~$400 million of finance lease obligations or ~$21 million of other notes payable. Encompass Health See the debt schedule on page 28 29

New-store/same-store growth Inpatient Rehabilitation 25.0 Hot Springs, AR (27 beds) Shelby County, AL (34 beds) Bluffton, SC (38 beds) 20.0 Bryan, TX (49 beds) Broken Arrow, OK (22 beds) Pearland, TX (40 beds) 15.0 Gulfport, MS (33 beds) Murrells Inlet, Westerville, OH (60 beds) SC (29 beds) 10.0 Jackson, TN Winston-Salem, (48 beds) Modesto, CA NC (68 beds) (50 beds) 5.0 0.0 Discharges Q2Q2 20162016 Q3Q3 20162016 Q4Q4 20162016 Q1Q1 20172017 Q2Q2 20172017 Q3Q3 20172017 Q4Q4 20172017 Q1Q1 20182018 QQ22 22018018 QQ33 22018018 QQ44 22018018 QQ11 22019019 New store 11.7% 10.7% 1.3% 1.2% 1.9% 2.4% 2.0% 1.9% 1.6% 1.0% 1.7% 1.3% Same store 1.9% 1.9% 0.1% 1.6% 1.6% 1.4% 3.9% 4.8% 3.6% 2.0% 1.9% (0.2)% Total by qtr. 13.6% 12.6% 1.4% 2.8% 3.5% 3.8% 5.9% 6.7% 5.2% 3.0% 3.6% 1.1% Total by year 10.8% 4.0% 4.6% Same-store year* 1.7% 1.8% 2.8% Same-store year UDS(9) (0.6)% (0.5)% 1.1% * Includes consolidated inpatient rehabilitation hospitals classified as same store during each period Encompass Health Refer to pages 45-46 for end notes. 30

New-store/same-store growth Home Health Acquired CareSouth 60.0 (44 home health locations in 7 states) in November 2015 50.0 40.0 30.0 Acquired Camellia Healthcare (14 home health locations in 3 states) in May 2018 20.0 10.0 0.0 Admissions QQ22 2 2016016 QQ33 22016016 QQ44 22016016 QQ11 22017017 QQ22 22017017 QQ33 22017017 QQ44 22017017 QQ11 22018018 QQ22 22018018 QQ33 22018018 Q4Q4 20182018 Q1Q1 20192019 New store 41.6% 35.4% 8.1% 5.7% 6.4% 6.7% 3.5% 2.5% 5.3% 5.4% 5.3% 5.7% Same store* 11.1% 15.3% 14.0% 13.9% 13.3% 8.8% 10.1% 7.4% 5.1% 3.8% 5.4% 6.4% Total by quarter 52.7% 50.7% 22.1% 19.6% 19.7% 15.5% 13.6% 9.9% 10.4% 9.2% 10.7% 12.1% Total by year 43.6% 17.0% 10.0% Same-store year* 13.7% 11.4% 5.6% u In 2016, the Company acquired or opened 10 home health locations. u In 2017, the Company acquired or opened 15 home health locations. u In 2018, the Company acquired or opened 23 home health locations. u In 2019, the Company acquired or opened 2 home health locations. Encompass Health * Includes consolidated home health agencies classified as same store during each period 31

Payment sources (percent of revenues) Inpatient Home Health Rehabilitation and Hospice Consolidated Segment Segment Q1 Q1 Q1 Full Year 2019 2018 2019 2018 2019 2018 2018 Medicare 73.5% 74.4% 84.6% 86.1% 76.0% 76.6% 75.9% Medicare Advantage 9.8% 8.6% 10.0% 9.7% 9.8% 8.8% 9.2% Managed care 9.6% 10.1% 3.3% 3.7% 8.2% 8.9% 8.8% Medicaid 3.0% 2.9% 1.7% 0.2% 2.7% 2.4% 2.6% Other third-party payors 1.1% 1.4% —% —% 0.9% 1.1% 1.1% Workers’ compensation 0.9% 0.9% 0.1% —% 0.7% 0.7% 0.7% Patients 0.7% 0.5% 0.2% 0.2% 0.6% 0.5% 0.5% Other income 1.4% 1.2% 0.1% 0.1% 1.1% 1.0% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Encompass Health 32

Inpatient rehabilitation operational and labor metrics Q1 Q4 Q3 Q2 Q1 Full Year 2019 2018 2018 2018 2018 2018 (In Millions) Net patient revenue-inpatient $ 847.6 $ 822.8 $ 798.4 $ 809.6 $ 817.1 $ 3,247.9 Net patient revenue-outpatient and other revenues 22.5 22.9 27.2 25.0 23.2 98.3 Net operating revenues $ 870.1 $ 845.7 $ 825.6 $ 834.6 $ 840.3 $ 3,346.2 (Actual Amounts) Discharges(10) 45,609 45,498 44,230 45,010 45,108 179,846 Net patient revenue per discharge $ 18,584 $ 18,084 $ 18,051 $ 17,987 $ 18,114 $ 18,059 Outpatient visits 102,028 111,399 119,006 131,041 127,308 488,754 Average length of stay 12.8 12.5 12.7 12.5 12.7 12.6 Occupancy % 72.3% 68.8% 68.9% 70.1% 71.9% 69.3% # of licensed beds 8,941 8,966 8,888 8,848 8,831 8,966 Occupied beds 6,464 6,169 6,124 6,202 6,349 6,213 Full-time equivalents (FTEs)(11) 21,345 21,199 21,119 21,010 20,978 21,076 Contract labor 246 266 237 248 285 259 Total FTE and contract labor 21,591 21,465 21,356 21,258 21,263 21,335 EPOB(12) 3.34 3.48 3.49 3.43 3.35 3.43 Refer to pages 45-46 for end notes. Encompass Health 33

Home health and hospice operational metrics Q1 Q4 Q3 Q2 Q1 Full Year 2019 2018 2018 2018 2018 2018 (In Millions) Net home health revenue $ 219.5 $ 215.3 $ 209.2 $ 204.8 $ 185.3 $ 814.6 Net hospice revenue 34.4 35.0 32.8 28.3 20.4 116.5 Net operating revenues $ 253.9 $ 250.3 $ 242.0 $ 233.1 $ 205.7 $ 931.1 Home Health: (Actual Amounts) Admissions(13) 37,944 35,151 34,364 34,026 33,855 137,396 Recertifications 28,282 29,530 28,733 28,089 25,229 111,581 Episodes 63,626 64,037 61,765 61,238 56,658 243,698 Average revenue per episode $ 3,057 $ 2,972 $ 2,995 $ 2,968 $ 2,934 $ 2,968 Episodic visits per episode 17.7 17.4 17.6 17.5 17.9 17.6 Total visits 1,308,610 1,285,150 1,259,055 1,240,490 1,174,950 4,959,645 Cost per visit $ 75 $ 76 $ 77 $ 76 $ 75 $ 76 Hospice: Admissions(14) 2,378 2,030 2,054 1,797 1,593 7,474 Patient days 239,022 231,515 223,834 192,404 143,231 790,984 Revenue per day $ 144 $ 151 $ 147 $ 148 $ 142 $ 147 Encompass Health Refer to pages 45-46 for end notes. 34

Share information Weighted Average for the Period Q1 Full Year 2019 2018 2018 2017 2016 Basic shares outstanding(15) 98.4 97.8 97.9 93.7 89.1 Convertible senior subordinated notes(15) — — — 4.0 8.5 Restricted stock awards, dilutive stock options, restricted stock units, and common stock warrants 1.3 1.6 1.9 1.6 1.9 Diluted shares outstanding 99.7 99.4 99.8 99.3 99.5 End of Period Q1 Full Year (Millions) 2019 2018 2018 2017 2016 Basic shares outstanding(15) 98.3 97.9 97.6 97.6 88.3 Encompass Health Refer to pages 45-46 for end notes. 35

Segment operating results

(In Millions)	Q1 2019 IRF	Q1 2019 Home Health and Hospice	Q1 2019 Reclasses	Q1 2019 Consolidated	Q1 2018 IRF	Q1 2018 Home Health and Hospice	Q1 2018 Reclasses	Q1 2018 Consolidated
Net operating revenues	$ 870.1	$ 253.9	$ —	$ 1,124.0	$ 840.3	$ 205.7	$ —	$ 1,046.0
Operating Expenses:								
Inpatient Rehabilitation:								
Salaries and benefits	(445.0)	—	(175.6)	(620.6)	(424.2)	—	(146.0)	(570.2)
Other operating expenses[(a)]	(127.6)	—	(21.4)	(149.0)	(122.9)	—	(17.5)	(140.4)
Supplies	(35.6)	—	(4.5)	(40.1)	(35.9)	—	(4.0)	(39.9)
Occupancy	(15.8)	—	(3.8)	(19.6)	(15.5)	—	(3.1)	(18.6)
Home Health and Hospice:								
Cost of services sold (excluding depreciation and amortization)	—	(116.5)	116.5	—	—	(98.6)	98.6	—
Support and overhead costs[(b)]	—	(88.8)	88.8	—	—	(72.0)	72.0	—
	(624.0)	(205.3)	—	(829.3)	(598.5)	(170.6)	—	(769.1)
Other income[(c)]	2.8	—	—	2.8	0.5	—	—	0.5
Equity in net income of nonconsolidated affiliates	2.1	0.4	—	2.5	2.0	0.3	—	2.3
Noncontrolling interests[(d)]	(21.0)	(2.7)	—	(23.7)	(20.5)	(1.9)	—	(22.4)
Segment Adjusted EBITDA	**$ 230.0**	**$ 46.3**	**$ —**	**276.3**	**$ 223.8**	**$ 33.5**	**$ —**	**257.3**
General and administrative expenses[(e)(f)]				(33.4)				(34.0)
Adjusted EBITDA				**$ 242.9**				**$ 223.3**

In arriving at Adjusted EBITDA, the following were excluded:

	Q1 2019 IRF	Q1 2019 Home Health and Hospice	Q1 2019 Reclasses	Q1 2019 Consolidated	Q1 2018 IRF	Q1 2018 Home Health and Hospice	Q1 2018 Reclasses	Q1 2018 Consolidated
(a) Loss on disposal of assets	$ 1.1	$ —	$ —	$ 1.1	$ 0.8	$ —	$ —	$ 0.8
(b) Payroll taxes on SARs exercise	$ —	$ 0.2	$ —	$ 0.2	$ —	$ —	$ —	$ —
(c) Change in fair market value of equity securities	$ (0.9)	$ —	$ —	$ (0.9)	$ 0.6	$ —	$ —	$ 0.6
(d) SARs mark-to-market impact on noncontrolling interests (see page 19)	$ —	$ (0.8)	$ —	$ (0.8)	$ —	$ (1.0)	$ —	$ (1.0)
(e) Stock-based compensation	$ —	$ —	$ —	$ 19.4	$ —	$ —	$ —	$ 26.1
(f) Transaction costs	$ —	$ —	$ —	$ 0.6	$ —	$ —	$ —	$ 1.0

Encompass Health

Reconciliations to GAAP provided on pages 38-44

36

Segment operating results Year Ended December 31, 2018 Home Health and (In Millions) IRF Hospice Reclasses Consolidated Net operating revenues $ 3,346.2 $ 931.1 $ — $ 4,277.3 Operating Expenses: Inpatient Rehabilitation: Salaries and benefits (1,701.5) — (652.5) (2,354.0) Other operating expenses(a) (502.3) — (77.1) (579.4) Supplies (140.6) — (18.1) (158.7) Occupancy (63.8) — (14.2) (78.0) Home Health and Hospice: Cost of services sold (excluding depreciation and amortization) — (438.4) 438.4 — Support and overhead costs — (323.5) 323.5 — (2,408.2) (761.9) — (3,170.1) Other income(b) 3.6 0.5 — 4.1 Equity in net income of nonconsolidated affiliates 7.5 1.2 — 8.7 Noncontrolling interests(c) (77.2) (8.5) — (85.7) Segment Adjusted EBITDA $ 871.9 $ 162.4 $ — 1,034.3 General and administrative expenses(d)(e) (133.3) Adjusted EBITDA $ 901.0 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal of assets $ 5.7 $ — $ — $ 5.7 (b) Change in fair market value of equity securities $ 1.9 $ — $ — $ 1.9 (c) SARs mark-to-market impact on noncontrolling interests (see page 19) $ — $ (2.6) $ — $ (2.6) (d) Stock-based compensation $ — $ — $ — $ 85.9 (e) Transaction costs $ — $ — $ — $ 1.0 Encompass Health Reconciliations to GAAP provided on pages 38-44. 37

Reconciliation of net income to Adjusted EBITDA(4) 2019 Q1 Per (in millions, except per share data) Total Share Net Income $ 125.2 Loss from disc ops, net of tax, attributable to Encompass Health 0.5 Net income attributable to noncontrolling interests (22.9) Income from continuing operations attributable to Encompass Health* 102.8 $ 1.04 Provision for income tax expense 30.8 Interest expense and amortization of debt discounts and fees 37.2 Depreciation and amortization 52.5 Net noncash loss on disposal of assets 1.1 Stock-based compensation expense 19.4 Transaction costs 0.6 SARs mark-to-market impact on noncontrolling interests (see page 19) (0.8) Change in fair market value of equity securities (0.9) Payroll taxes on SARs exercise 0.2 Adjusted EBITDA $ 242.9 Weighted average common shares outstanding: Basic 98.4 Diluted 99.7 * Per share amounts for each period presented are based on diluted weighted-average shares outstanding. Encompass Health 38 Refer to pages 45-46 for end notes.

Reconciliation of net income to Adjusted EBITDA[4]

	2018									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net Income	$ 105.2		$ 113.2		$ 109.3		$ 47.7		$ 375.4	
Loss (income) from disc ops, net of tax, attributable to Encompass Health	0.5		(0.2)		0.1		(1.5)		(1.1)	
Net income attributable to noncontrolling interests	(21.4)		(21.4)		(20.7)		(19.6)		(83.1)	
Income from continuing operations attributable to Encompass Health*	84.3	$ 0.85	91.6	$ 0.92	88.7	$ 0.89	26.6	$ 0.26	291.2	$ 2.92
Gov't, class action, and related settlements	—		—		—		52.0		52.0	
Provision for income tax expense	30.0		29.3		30.2		29.4		118.9	
Interest expense and amortization of debt discounts and fees	35.6		37.7		37.3		36.7		147.3	
Depreciation and amortization	45.9		49.7		51.2		52.9		199.7	
Net noncash loss (gain) on disposal of assets	0.8		2.4		(1.0)		3.5		5.7	
Stock-based compensation expense	26.1		21.4		18.1		20.3		85.9	
Transaction costs	1.0		—		—		—		1.0	
SARs mark-to-market impact on noncontrolling interests (see page 19)	(1.0)		(0.9)		(0.3)		(0.4)		(2.6)	
Change in fair market value of equity securities	0.6		0.4		0.1		0.8		1.9	
Adjusted EBITDA	$ 223.3		$ 231.6		$ 224.3		$ 221.8		$ 901.0	
Weighted average common shares outstanding:										
Basic		97.8		97.9		98.0		98.0		97.9
Diluted		99.4		99.6		100.0		100.0		99.8

Encompass Health

* Per share amounts for each period presented are based on diluted weighted-average shares outstanding.
Refer to pages 45-46 for end notes.

39

Net cash provided by operating activities reconciled to Adjusted EBITDA(4) Q1 Full Year (In Millions) 2019 2018 2018 Net cash provided by operating activities $ 159.9 $ 216.3 $ 762.4 Interest expense and amortization of debt discounts and fees 37.2 35.6 147.3 Equity in net income of nonconsolidated affiliates 2.5 2.3 8.7 Net income attributable to noncontrolling interests in continuing operations (22.9) (21.4) (83.1) Amortization of debt-related items (1.0) (1.0) (4.0) Distributions from nonconsolidated affiliates (2.1) (1.2) (8.3) Current portion of income tax expense 28.2 33.0 128.0 Change in assets and liabilities 36.5 (40.7) (46.0) Cash used in (provided by) operating activities of discontinued operations 3.0 0.7 (0.8) Transaction costs 0.6 1.0 1.0 SARs mark-to-market impact on noncontrolling interests (see page 19) (0.8) (1.0) (2.6) Payroll taxes on SARs exercise 0.2 — — Change in fair market value of equity securities (0.9) 0.6 1.9 Other 2.5 (0.9) (3.5) Adjusted EBITDA $ 242.9 $ 223.3 $ 901.0 Encompass Health Refer to pages 45-46 for end notes. 40

Reconciliation of segment Adjusted EBITDA to income from continuing operations before income tax expense Three Months Ended Year Ended March 31, December 31, 2019 2018 2018 (In Millions) Total segment Adjusted EBITDA $ 276.3 $ 257.3 $ 1,034.3 General and administrative expenses (53.4) (61.1) (220.2) Depreciation and amortization (52.5) (45.9) (199.7) Loss on disposal of assets (1.1) (0.8) (5.7) Government, class action, and related settlements — — (52.0) Interest expense and amortization of debt discounts and fees (37.2) (35.6) (147.3) Net income attributable to noncontrolling interests 22.9 21.4 83.1 SARs mark-to-market impact on noncontrolling interests (see page 19) 0.8 1.0 2.6 Change in fair market value of equity securities 0.9 (0.6) (1.9) Payroll taxes on SARs exercise (0.2) — — Income from continuing operations before income tax expense $ 156.5 $ 135.7 $ 493.2 Encompass Health 41

Reconciliation of net cash provided by operating activities to adjusted free cash flow(3) Q1 Full Year (In Millions) 2019 2018 2018 Net cash provided by operating activities $ 159.9 $ 216.3 $ 762.4 Impact of discontinued operations 3.0 0.7 (0.8) Net cash provided by operating activities of continuing operations 162.9 217.0 761.6 Capital expenditures for maintenance (29.6) (36.1) (152.9) Distributions paid to noncontrolling interests of consolidated affiliates (19.5) (15.4) (75.4) Items non-indicative of ongoing operating performance: Transaction costs and related assumed liabilities 0.6 0.4 0.5 Cash paid for SARs exercise 13.4 4.3 4.3 Adjusted free cash flow $ 127.8 $ 170.2 $ 538.1 Cash dividends on common stock $ 28.3 $ 25.4 $ 100.8 Encompass Health Refer to pages 45-46 for end notes. 42

Adjusted EPS[2] - Q1 2019

	For the Three Months Ended March 31, 2019						
		Adjustments					
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)						
Adjusted EBITDA	$ 242.9	$ —	$ —	$ —	$ —	$ —	$ 242.9
Depreciation and amortization	(52.5)	—	—	—	—	—	(52.5)
Interest expense and amortization of debt discounts and fees	(37.2)	—	—	—	—	—	(37.2)
Stock-based compensation	(19.4)	9.6	—	—	—	—	(9.8)
Loss on disposal of assets	(1.1)	—	—	—	—	—	(1.1)
Transaction costs	(0.6)	—	—	0.6	—	—	—
SARs mark-to-market impact on noncontrolling interests (see page 19)	0.8	(0.8)	—	—	—	—	—
Change in fair market value of equity securities	0.9	—	—	—	(0.9)	—	—
Payroll taxes on SARs exercise	(0.2)	—	—	—	—	0.2	—
Income from continuing operations before income tax expense	133.6	8.8	—	0.6	(0.9)	0.2	142.3
Provision for income tax expense	(30.8)	(2.4)	(5.2)	(0.2)	0.2	—	(38.4)
Income from continuing operations attributable to Encompass Health	$ 102.8	$ 6.4	$ (5.2)	$ 0.4	$ (0.7)	$ 0.2	$ 103.9
Add: Interest, amortization, and loss on extinguishment of convertible debt, net of	—						—
Numerator for diluted earnings per share	$ 102.8						$ 103.9
Diluted earnings per share from continuing operations, as reported*	$ 1.04	$ 0.06	$ (0.05)	$ —	$ (0.01)	$ —	$ 1.04
Diluted shares used in calculation	99.7						

Encompass Health

* Adjusted EPS may not sum across due to rounding.
Refer to pages 45-46 for end notes.

43

Adjusted EPS(2) - Q1 2018 For the Three Months Ended March 31, 2018 Adjustments Mark-to- Market Change in Adjustment Fair Market on Stock Value of As Compensation Income Tax Transaction Equity As Reported Expense Adjustments costs Securities Adjusted (In Millions, Except Per Share Amounts) Adjusted EBITDA $ 223.3 $ — $ — $ — $ — $ 223.3 Depreciation and amortization (45.9) — — — — (45.9) Interest expense and amortization of debt discounts and fees (35.6) — — — — (35.6) Stock-based compensation (26.1) 11.6 — — — (14.5) Loss on disposal of assets (0.8) — — — — (0.8) Transaction costs (1.0) — — 1.0 — — SARs mark-to-market impact on noncontrolling interests (see page 19) 1.0 (1.0) — — — — Change in fair market value of equity securities (0.6) — — — 0.6 — Income from continuing operations before income tax expense 114.3 10.6 — 1.0 0.6 126.5 Provision for income tax expense (30.0) (3.0) (0.2) (0.3) (0.2) (33.7) Income from continuing operations attributable to Encompass Health $ 84.3 $ 7.6 $ (0.2) $ 0.7 $ 0.4 $ 92.8 Add: Interest, amortization, and loss on extinguishment of convertible debt, net of tax — — Numerator for diluted earnings per share $ 84.3 $ 92.8 Diluted earnings per share from continuing operations, as reported* $ 0.85 $ 0.08 $ — $ 0.01 $ — $ 0.93 Diluted shares used in calculation 99.4 Encompass Health * Adjusted EPS may not sum across due to rounding. 44 Refer to pages 45-46 for end notes.

End notes (1) On Oct. 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On Feb. 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of March 31, 2019, the remaining repurchase authorization was $237 million. (2) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.* (3) Definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and certain other items deemed to be non- indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (4) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (5) On July 20, 2017, the board of directors approved a $0.01 per share, or 4.2%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.25 per common share. On July 24, 2018, the board of directors approved a $0.02 per share, or 8.0%, increase to the quarterly cash dividend on the Company’s common stock, bringing the quarterly cash dividend to $0.27 per common share. (6) On April 17, 2019, the Centers for Medicare and Medicaid Services released its notice of proposed rule making for fiscal year 2020 under the inpatient rehabilitation facility prospective payment system (the “2020 Proposed IRF Rule”). Based on its analysis of the adjustments included in the proposed rule and other factors, including the acuity of the Company’s patients over the three-month period prior to the release of the proposed rule, the Company currently estimates its Medicare payment rates for its inpatient rehabilitation segment will be flat to down 25 basis points in fiscal year 2020 (effective October 1, 2019). Beginning in FY 2020 (October 1, 2019), CMS proposes new case mix groupings, relative weights and length of stay values to reflect incorporation of CARE Tool assessment data. These changes will impact payment under the IRF-PPS. Encompass Health * Reconciliations to GAAP provided on pages 38-44. 45

End notes, con’t. (7) The Bipartisan Budget Act (“BBA”) of 2018, signed into law on February 9, 2018, provides for a home health market basket update of 1.5% for CY 2020 and the elimination of any productivity adjustment to the market basket for that year. It also provides for the extension of the rural add-on adjustment through 2022, albeit declining in amount along the way. Additionally, it requires that a new case mix payment model be introduced in 2020 that would be based on a 30-day unit of service, not include therapy thresholds as a component of the system, and be implemented in a budget neutral manner. On October 31, 2018, CMS released its Notice of Final Rulemaking for CY 2019, which finalizes significant changes to the HH-PPS that would be effective on or after January 1, 2020. These changes would include the implementation of a new home health payment system, called the Patient-Driven Groupings Model (“PDGM”), as mandated by the BBA of 2018 discussed above. The PDGM would use 30-day payment periods and rely more heavily on clinical characteristics and other patient information (such as principal diagnosis, functional level, referral source, and timing), rather than the current therapy service-use thresholds, to set payments. It is too early to assess the potential effect of PDGM on our business in 2020. The details of the rule are likely to change before the rule goes into effect. We cannot at this time assess potential changes to our patient mix between now and 2020. Current projections do not account for actions we may take to adapt to the rule. To achieve budget neutrality, CMS assumed behavioral changes will offset a 6.4% reduction in the base rate. Based on 2017 data, and assuming no change in the foregoing and other factors, which are subject to potentially significant change, we estimate an approximate 5.1% incremental reduction in Medicare payments assuming the PDGM is implemented on a budget neutral basis. We are unable to assess the likelihood or effect of these potential behavioral changes. (8) The Company estimates the expected impact of each rule utilizing, among other things, the acuity of its patients over the 8-month (home health) to 3-month (inpatient rehabilitation) period prior to each rule’s release and incorporates other adjustments included in each rule. These estimates are prior to the impact of sequestration. (9) Data provided by Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc., a data gathering and analysis organization for the rehabilitation industry; represents ~80% of industry, including Encompass Health inpatient rehabilitation sites (10) Represents discharges from 129 consolidated hospitals in Q1 2019 and Q4 2018; 128 consolidated hospitals in Q3 2018; 127 consolidated hospitals in Q2 2018; and 126 consolidated hospitals in Q1 2018 (11) Full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include an estimate of full-time equivalents related to contract labor. (12) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. (13) Represents home health admissions from 219 consolidated locations in Q1 2019; 218 consolidated locations in Q4 2018; 214 consolidated locations in Q3 2018; 213 consolidated locations in Q2 2018; and 196 consolidated locations in Q1 2018 (14) Represents hospice admissions from 59 locations in Q1 2019; 58 locations in Q4 2018; 57 locations in Q3 2018 and Q2 2018; and 38 locations in Q1 2018 (15) In November 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of its 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded ~$249 million as debt and ~$71 million as equity. In May 2017, the Company provided notice of its intent to redeem all $320 million of outstanding convertible notes. In lieu of receiving the redemption price, the holders had the right to convert their notes into shares of the Company’s common stock at a conversion rate of 27.2221 shares per $1,000 principal amount of Notes, which rate was increased by a make-whole premium. In the aggregate, holders of $319.4 million in principal elected to convert, which resulted in the Company issuing 8,895,483 shares of common stock (approximately 8.6 million shares were previously included in the diluted share count). The remaining $0.6 million of principal was redeemed by cash payment. Encompass Health 46